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                                                                     EXHIBIT 5.1


                   [Letterhead of Jones, Day, Reavis & Pogue]

                                 August 2, 2002

NMHG Holding Co.
650 N.E. Holladay Street, Suite 1600
Portland, Oregon 97232

              Re:    $250,000,000 10% Senior Notes due 2009

Ladies and Gentlemen:

         We have acted as counsel to NMHG Holding Co., a Delaware corporation (the "COMPANY"), and Hyster-Yale Materials Handling, Inc., NMHG Distribution Co., NACCO Materials Handling Group, Inc. and Hyster Overseas Capital Corporation, LLC (collectively, the "DELAWARE GUARANTORS") in connection with the issuance and exchange (the "EXCHANGE OFFER") of up to $250,000,000 aggregate principal amount of the Company's 10% Senior Notes due 2009 (the "EXCHANGE NOTES") for an equal principal amount of the Company's 10% Senior Notes due 2009 outstanding on the date hereof (the "PRIVATE NOTES"), to be issued pursuant to the Indenture, dated as of May 9, 2002 (the "INDENTURE"), by and among the Company, as issuer, the Delaware Guarantors and NMHG Oregon, Inc., an Oregon corporation ("NMHG OREGON" and together with the Delaware Guarantors, the "SUBSIDIARY GUARANTORS"), as subsidiary guarantors, and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Private Notes are, and the Exchange Notes will be, guaranteed (each, a "SUBSIDIARY GUARANTEE") on a joint and several basis by the Subsidiary Guarantors.

         In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

         1. When the Registration Statement on Form S-4 relating to the Exchange Offer has become effective under the Securities Act of 1933 and the Exchange Notes are executed by the Company, authenticated by the Trustee in accordance with the Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Private Notes, the Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company;

         2. When the Registration Statement on Form S-4 relating to the Exchange Offer has become effective under the Securities Act of 1933 and the Subsidiary Guarantees of the Exchange Notes (the "EXCHANGE GUARANTEE") are delivered in accordance with the terms of the
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Exchange Offer in exchange for the Subsidiary Guarantees of the Private Notes, the Exchange Guarantee of each Delaware Guarantor will have been validly issued by the respective Delaware Guarantor and will constitute a valid and binding obligation of the respective Delaware Guarantor; and

         3. When the Registration Statement on Form S-4 relating to the Exchange Offer has become effective under the Securities Act of 1933 and the Exchange Guarantee of NMHG Oregon is delivered in accordance with the terms of the Exchange Offer in exchange for the Subsidiary Guarantee of NMHG Oregon of the Private Notes, the Exchange Guarantee of NMHG Oregon will constitute a valid and binding obligation of NMHG Oregon.

         Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law. We express no opinion with respect to any other law of the State of Delaware or any other jurisdiction. In connection with our opinion set forth in Paragraph 3 herein, we have relied, as to certain matters, upon the opinion of Perkins Coie, LLP, which opinion is filed as Exhibit 5.2 to the Registration Statement.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption "Legal Matters" in the Prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,




                                                  /s/ Jones, Day, Reavis & Pogue